Life Partners Holdings Inc. to Announce Guidance and Host Conference Call

WACO, TX March 24, 2008 - LIFE PARTNERS HOLDINGS, INC.(NASDAQ GM: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements”, today announced that it will offer guidance and host a conference call on its financial results for the 4th quarter and fiscal year ended February 29, 2008. Management will discuss how Life Partners is substantially different from other financial service companies, how the current economic turmoil will benefit Life Partners, the company’s current and future business plans and the growth of the life settlement industry generally.

The conference call will be held on WEDNESDAY, March 26 at 11:00 A.M. Eastern Time / 10:00 Central Time. Participants will include Brian Pardo, Chairman and CEO of Life Partners Holdings, Inc. and R. Scott Peden, President of Life Partners, Inc.

To participate in the conference call, please dial 866-901-2585 or 404-835-7099 approximately 10 to 15 minutes prior to the time the call is scheduled to begin. All participants will need to provide the operator their first and last names and advise whether they are shareholders.

A replay of the conference call will be available for 30 days and can be accessed by contacting LPHI Shareholder Relations at 800-368-5569.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since inception Life Partners has completed over 50,000 transactions for its worldwide client base of over 18,000 high net worth individuals and institutions totaling over $1 billion in face value.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com